                               STANDARD FORM LEASE


                           1255-1275 HARBOR BAY PARLAY
                            HARBOR BAY BUSINESS PARK
                               ALAMEDA, CALIFORNIA


                                TABLE OF CONTENTS

SECTION                                                        PAGE
-------                                                        -----
1.       SUMMARY LEASE TERMS AND PROVISIONS                      2
2.       PREMISES AND COMMON AREA                                4
3.       TERM                                                    5
4.       RENT                                                    6
5.       LATE PAYMENT CHARGES                                    7
6.       SECURITY DEPOSIT                                        8
7.       REAL PROPERTY TAXES                                     8
8.       INSURANCE                                               9
9.       UTILITIES AND SERVICES                                 11
10.      REPAIR AND MAINTENANCE                                 12
11.      CONDITION OF PREMISES                                  13
12.      USE OF PREMISES                                        14
13.      ALTERATIONS AND LIENS                                  15
14.      LANDLORD'S RIGHT TO ENTER THE PREMISES                 16
15.      SIGNS                                                  17
16.      DAMAGE OR DESTRUCTION                                  17
17.      CONDEMNATION                                           18
18.      ASSIGNMENT AND SUBLETTING                              19
19.      DEFAULT                                                21
20.      SUBORDINATION, ESTOPPEL AND ATTORNMENT                 24
21.      NOTICES                                                25
22.      SURRENDER OF THE PREMISES                              26
23.      COST OF SUIT                                           26
24.      TRANSFER OF THE BUILDING BY LANDLORD                   27
25.      AIRPORT NOISE                                          27
26.      GENERAL                                                27
27.      ACCEPTANCE                                             29
28.      LANDLORD'S CONDITION                                   29
29.      BROKERS                                                29
30.      OPTION TO EXTEND                                       30
31.      ADA CODE COMPLIANCE                                    31
32.      ASCEND TERMINATION                                     31
33.      EXHIBITS                                               31

         "A" PREMISES AND BUILDING PLAN
         "B" TENANT IMPROVEMENT SPECIFICATIONS
         "C" COMMENCEMENT DATE MEMORANDUM
         "D" RULES AND REGULATIONS
         "E" TENANT SIGN DESIGN GUIDELINES
         "F" ASCEND TERMINATION AGREEMENT

                               STANDARD FORM LEASE
                          1255-1275 HARBOR BAY PARKWAY
                            HARBOR BAY BUSINESS PARK

         This "Lease" is entered into by and between TECH CENTER PARTNERS, a California General Partnership ("Landlord") and UT STARCOM, INC., a Delaware corporation("Tenant").

1.       SUMMARY LEASE TERMS AND PROVISIONS.

         The following Summary Lease Provisions constitute an integral part of this Lease, and each reference herein to the Summary Lease Provisions shall mean the provisions set forth in this Section 1.0. In the event of any conflict between the Summary Lease Provisions and the remainder of the Lease, the latter shall control.

LEASE REFERENCE

                        1.1  Lease Date:                                               December 23, 1997
                                                                                        -----------------

Section 2.1             1.2  Premises:

                             Premises Rentable Square Feet:                                       25,576
                                                                                           --------------
                             Premises Usable Square Feet:                                         25,576
                                                                                           --------------
Section 2.1              1.3 Building:

                             Building Rentable Square Feet:                                       25,576
                                                                                           --------------
                             Building Usable Square Feet:                                         25,576
                                                                                           --------------
Section 2.3              1.4 Project:

                             Project Rentable Square Feet:                                        69,875
                             Project Usable Square Feet:                                          69,875

Section 4.2.1            1.5 Tenant's Building Percentage:                                          100%
                                                                                           --------------

Section 4.2.1            1.6 Tenant's Project Percentage:                                         36.40%
                                                                                           --------------

Section 3                1.7 Lease Term:                                                  Five (5) Years
                                                                                          --------------

Section 3.1              1.8 Anticipated Commencement Date:                                     01/15/98
                                                                                           --------------
Section 4.1              1.9 Monthly Base Rent:

                                     MONTHS          RENT PER S/F                          MONTHLY
                                     ------          ------------                          -------
                                      01-01          No rent                                       .00
                                      02-12          $ 1.25, per r/s/f                     $ 31,970.00
                                      13-24          $ 1.28, per r/s/f                     $ 32,723.28
                                      25-48          $ 1.35, per r/s/f                     $ 34,527.60
                                      49-60          $ 1.40, per r/s/f                     $ 35,806.40

Section 4.1.1             1.10 Prepaid Rent:                                                $ 31,970.00
                                                                                            -----------

Section 4.1.2             1.11 Adjustment Date:                                                  N/A


                                       2


Section 4.1.2             1.12 Rent Adjustment Base:                                                N/A
                                                                                           --------------

Section 4.2.2             1.13 Base Year:                                                          1998
                                                                                           --------------

Section 6                 1.14 Security Deposit:                                             $35,806.40
                                                                                           --------------

Section 12.1              1.15 Permitted Uses:                          Office and Computer Laboratories
                                                                        ---------------------------------

Section 21                1.16 Notices:

To Landlord:                  Tech Center Partners
                          c/o Redding Management, Inc.
                       1411 Harbor Bay Parkway, Ste. 1000
                                Alameda, CA 94502

To Tenant:                       UT Starcom, Inc.
                             1275 Harbor Bay Parkway
                                Alameda, CA 94502


Section 29                1.17 Broker(S): CB COMMERCIAL
                                          -------------------------------
                                          155 Grand Avenue, Suite 100
                                          -------------------------------
                                          Oakland, CA  94612
                                          -------------------------------

                                          REDDING MANAGEMENT, INC.
                                          -------------------------------------
                                          1411 Harbor Bay Parkway, Suite 1000
                                          -------------------------------------
                                          Alameda, CA 94502
                                          -------------------------------------

                        1.18 Broker's Fee or Commission,
                             if any, paid by:                                                        Landlord
                                                                                                --------------
                        1.19 Riders to Lease:                                                             N/A
                                                                                                --------------

2.       PREMISES AND COMMON AREA.

         2.1 PREMISES. The approximate location of premises leased hereunder ("Premises") is shown on the drawing attached hereto as Exhibit A. The Premises consist of the approximate rentable square footage as specified in Section 1.2 in "Building" described in Section 1.3. As used in this Lease, the term "rentable" or "rentable square footage" means the entire area of the Premises, including any utility and public areas, measured from the exterior of exterior walls, and from the center line of interior demising walls.

         2.2 LANDLORD'S RESERVED RIGHTS. Landlord reserves the right to: (1) Use the roof, exterior walls and the area beneath and above the Premises, together with the right to install, use, maintain and replace equipment, machinery, pipes, conduits and wiring through the Premises, which serve other parts of the Project, in a manner and in locations which do not unreasonably interfere with Tenant's use of the Premises; (2) Alter, replace or change the appearance of the Building interior and exterior and any portion of the Common Area or Project and to make such other use of or changes to Common Area and Project as Landlord reasonably deems appropriate; and (3) Grant easements on the Project and dedicate for public use portions of the Project without Tenant's consent; Provided that no such grant or dedication shall substantially interfere with Tenant's use of the Premises. Upon Landlord's demand, Tenant shall execute, acknowledge and deliver to Landlord documents, instruments, maps and plats necessary to effectuate Tenant's covenants hereunder.

         2.3 COMMON AREA. The Premises are (or when constructed will be) a part of a business/commercial complex consisting of other buildings, landscaping, parking facilities and other improvements described as the "Project" in Section
1.4 hereof. Landlord may in its sole discretion change the size, shape, location, number and extent of any or all of the improvements in the Project without any liability to or consent of Tenant. Tenant does not rely on the fact nor does Landlord represent that any specific tenant or number of tenants shall occupy any space in the Project. Tenant shall have the non-exclusive right to use in common with other tenants in the Project the areas appurtenant to the Premises ("Common Area"), described as all areas and facilities within the Project, exclusive of the interior of the Building and any other buildings on the Project, now or hereafter designated by Landlord for the general use and convenience of Tenant and other tenants of the Project, including without limitation the parking areas, access and perimeter roads, sidewalks, landscaped areas, service areas, trash disposal facilities, and similar areas and facilities.

         2.3.1 PARKING. Tenant shall have the right to park on the Project's parking facilities in common with other tenants of the Project upon terms and conditions, including imposition of a reasonable parking charge, as may from time to time be established by Landlord. The planned parking ratio available for all tenants in the Project is 3.3 parking spaces per one thousand rentable square feet of space leased. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of the parking facilities. Landlord reserves the right in its discretion to determine whether the parking facilities are becoming crowded and to allocate and assign parking spaces among Tenant and other tenants The use of said parking area shall be at the sole risk of Tenant. Unless caused by the wrongful act of Landlord, its agents or employees, Tenant hereby agrees to indemnify and hold Landlord harmless against any liability, loss, cost or expense for any damage to or loss or theft of any vehicle or property within any vehicle or any other property, or injury to or death of any person, arising directly or indirectly out of or in connection with the use by Tenant or such other persons of the parking area or any part thereof.

3.       TERM.

         The "Term" of this Lease shall be for the period set forth in Section 1.7, (plus the partial month, if any, immediately following the commencement Date of the Term), and ending on the expiration of such period, unless the Term is sooner terminated as hereinafter provided.

         3.1 COMMENCEMENT DATE. The "Commencement Date" shall be the earlier of the following dates: (a) the date stipulated in Section 1.8 of this Lease, or
(b) the date Tenant assumes beneficial occupancy of the Premises. The date currently estimated to be the Commencement Date is specified in Section 1.8 ("Anticipated Commencement Date"). Notwithstanding the above, if the Commencement Date has not occurred on or before the Anticipated Commencement Date due to the fault of Tenant, the Commencement Date of this Lease shall be the date specified as the Anticipated Commencement Date. Tenant shall then commence payment to Landlord of the Monthly Rent and Additional Rent due hereunder. Once the actual Commencement Date has been determined, the parties shall execute a Commencement Date Memorandum in the form attached as Exhibit C.

         3.2 DELIVERY OF POSSESSION. Landlord shall use its best efforts to substantially complete Landlord's work (re-painting of the premises only) on or before the Anticipated Commencement Date. Tenant understand and agrees that the modifications per Exhibit A will be constructed during Tenant's occupancy. If Landlord is unable to deliver possession of the Premises, through no fault of Tenant, on the Anticipated Commencement Date, Landlord shall not be subject to liability therefore, nor shall such failure effect the validity of this Lease, the obligation of Tenant, or extend the Term. In such case, Tenant shall not be obligated to pay Rent or perform any other obligations of Tenant under this Lease, except as may be otherwise provided herein, until possession of the Premises is tendered to Tenant. If Landlord has not delivered possession of the Premises within ninety (90) days from the Anticipated Commencement Date (plus the period of delays by reason of any of the matters described in Section 26.12), either party may, by notice to the other party given within ten (10) days after such date, elect to cancel this Lease. Such cancellation shall be the sole and exclusive remedy of such party and shall extinguish all obligations under this Lease. If neither party elects to cancel within such period, its right to do so thereafter, by reason of the delay in the Commencement Date, shall terminate.

         3.3 EARLY ENTRY. If Tenant is permitted to occupy the Premises prior to the Commencement Date for the purpose of fixturing or any other purpose permitted by Landlord, such early entry shall be at Tenant's sole risk and subject to all the terms and provisions hereof, except for the payment of monthly Rent which shall commence on the Commencement Date. Landlord shall have the right to impose such additional conditions on Tenant's early entry as Landlord shall deem appropriate, and shall further have the right to require that Tenant execute an early entry agreement containing such conditions prior to Tenant's early entry.

4.         RENT.

         4.1 BASE RENT. Tenant shall pay to Landlord in lawful money of the United States, beginning on the Commencement Date and continuing on the first day of each calendar month thereafter throughout the Term, the Monthly Base Rent, set forth in section 1.9. Monthly Base Rent shall be payable in advance, without abatement, deduction, claim, offset, prior notice or demand. Monthly Base Rent for any partial month shall be prorated.

         4.1.1 PREPAID RENT. Tenant shall pay to Landlord upon execution the amount set forth in Section 1.10 as payment for the first month that Monthly Base Rent is due under this Lease.

         4.2 ADDITIONAL RENT. "Additional Rent" shall include all monies, in addition to Monthly Base Rent, required to be paid by Tenant to Landlord under the Lease, including without limitation, any late payments, interest, and payments required to be made by Tenant to Landlord on account of costs incurred by Landlord for "Operating Expenses" (specified in Section 4.2.2) or "Tenant Expenses" (specified in Sections 9 and 10.1).

                  4.2.1 TENANT'S PERCENTAGES. "Tenant's Building Percentage" shall be determined by dividing the appropriate rental square footage of the Premises by the appropriate total rentable square footage of the Building. Tenant's Building Percentage is agreed to be the percentage set forth in Section
1.5. "Tenant's Project Percentage" shall be determined by dividing the approximate rental square footage of the Premises by the approximate total rentable square footage of all buildings on the Project. Tenant's Project Percentage is agreed to be the percentage set forth in Section 1.6.

                  4.2.2 OPERATING EXPENSES. For each calendar year during the term subsequent to the year specified in Section 1.13 as the Base Year, Tenant shall pay Tenant's Project Percentage of the increase in Operating Expenses for such calendar year over "Base Operating Expenses". As reasonably determined by Landlord, Tenant's Building Percentage may be substituted for Tenant's Project Percentage for those Operating Expenses that relate to the Building only and said expenses shall be limited to alterations or improvements required by governmental authority or Association, and the cost of maintaining, repairing and repairing exterior walls and the roof membrane of the Building. Base Operating Expenses shall mean Operating Expenses incurred by Landlord during the Base Year and shall exclude those expenses specifically referred to in Paragraph 33 of this Lease. Operating Expenses may include, as permitted by Generally Accepted Accounting Principles, the cost of any policies of insurance covering the Building and the Common Area, Real Property Taxes, Association assessments, Assessment Bond payments, property management fees, amortization on Project furnishings, cost of labor, materials and services used or consumed in operating, maintaining, repairing and replacing the Common Area, including landscaping and sprinkler systems, hardscape, walkways and paved parking areas, signs and site lighting, exterior window cleaning, alterations or improvements required by governmental authority or Association, and the cost of maintaining, repairing and replacing exterior walls and the roof membrane of the Building. Utilities included in Operating Expenses are electricity for parking lot and Common Area lighting and sprinkler systems, and water for irrigation. Operating Expenses for both the Base Year and each subsequent calendar year shall be adjusted to equal Landlord's reasonable estimate of Operating Expenses had the total rentable area of the Project been occupied.

                  4.2.3 MONTHLY PAYMENTS. Commencing with the first day of the calendar year following the Base Year, Tenant shall pay to Landlord each month, at the same time and in the same manner as Monthly Base Rent 1/12th of Landlord's estimate of Tenant's Percentage of the increase in Operating Expenses for the then current calendar year. Within 90 days after the close of each calendar year, or as soon after such 90-day period as practical, Landlord shall deliver to Tenant a statement of the actual increases in Operating Expenses for such calendar year over the Base Year. If on the basis of such statement Tenant owes an amount that is less than the estimated payments for such calendar year previously made by Tenant, Landlord shall either offset the excess against the Operating Expenses next thereafter to become due to Landlord or shall refund the amount of the overpayment to Tenant, as Landlord shall elect. If on the basis of such statement, Tenant owes an amount that is more than the estimated payments for such calendar year previously made by Tenant, Tenant shall pay the deficiency to Landlord within ten (10) days after delivery of statement. The obligations of Landlord and Tenant under this subparagraph with respect to the reconciliation between estimated payments and the actual increases in Operating Expenses for the last year of the term shall survive the termination of the Lease. Notwithstanding any other provision hereof, if Landlord incurs costs, including Landlord's administrative costs which relate only to the Premises or Tenant's use of the Premises or the Project, such costs shall be payable solely by Tenant. Landlord may either bill such costs directly to Tenant, in which case Tenant shall pay such costs within ten (10) days of receipt of a statement therefore, or Landlord may include such costs on the statement of Operating Expenses payable by Tenant.

                  4.2.4 TENANT'S AUDIT RIGHTS: Tenant shall have the right, to be exercised not more than once during any calendar year, to audit Operating Expenses, any taxes, utilities or any other assessments or charges made against Tenant, and to examine Landlord's records relating to the same. Tenant's audit shall be conducted by a C.P.A. mutually acceptable to Landlord and Tenant. The Landlord shall submit the backup data to Tenant within ten (10) business days of a written notice from Tenant. The costs of any such audit shall be borne by Tenant, provided, however, that in the event such audit reveals a discrepancy greater than three percent (3%) more than the amount charged to Tenant, Landlord shall pay the costs of that audit. Landlord shall pay to Tenant within fifteen (15) days of notice thereof, any amounts determined to be owed to Tenant as a result of such audit, with interest thereon, from the date any overpayment was made or Landlord failed to make the appropriate refund or deduction from Tenant's obligations, provided, however, the Tenant may, at its own option and without limiting its rights hereunder, deduct amounts it is owed by Landlord from any future payment due to Landlord of any kind whatsoever.

5.       LATE PAYMENT CHARGES.

         Tenant acknowledges that late payment by Tenant to Landlord of Rent and other charges provided for under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult or impracticable to fix. Therefore, if any installment of Rent or any other charge due from Tenant is not received by Landlord within five (5) days after such payment is due and without any requirement for notice to Tenant, Tenant shall pay to Landlord an additional sum equal to eight percent (8%) of the amount overdue as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of the late payment by Tenant.

6.       SECURITY DEPOSIT.

         Upon Tenant's execution of this Lease, Tenant shall deposit with Landlord the sum specified in Section 1.14, for the Security Deposit, which shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease, it being expressly understood and agreed that the Security Deposit is not an advance deposit for rent or a measure of Landlord's damages in case of Tenant's default. The Security Deposit may be retained, used or applied by Landlord to remedy and default by Tenant, to repair damage caused by Tenant to any part of the Premises or the Building, and to clean the Premises upon expiration or earlier termination of this Lease, as well as to reimburse Landlord for any amount which Landlord may spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, within ten (10) days after written demand therefore, deposit cash with Landlord in an amount sufficient to restore the security Deposit to the full amount required hereunder, and Tenant's failure to do so shall be a material breach of this

Lease. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. Tenant may not elect to apply any portion of said Security Deposit toward payment of Base Rent or any other amounts payable by Tenant under this Lease, although Landlord may elect to do so in the event Tenant is in default or is insolvent. If Tenant shall fully and faithfully perform every provision of this Lease, the Security Deposit or any balance thereof shall be returned to Tenant at Tenant's last known address (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) within thirty (30) days after the Term has ended and the Premises have been vacated by Tenant.

7.       REAL PROPERTY TAXES.

         7.1 REAL PROPERTY TAXES. Real Property Taxes shall mean all real property taxes and assessments, personal property taxes, (other than those within Section 7.2,) and all other assessments, dues or charges against the Project on which the Building is located shall be paid by Landlord. The amount so paid shall be included within Operating Expenses under Section
4.2.2. Such taxes and assessments shall include, without limitation, any assessment or improvement district or other district, now existing or hereafter established or imposed, having a lien or claim against the Building or the Project; license fees, business taxes, commercial rental taxes, levy, penalty, tax or similar imposition imposed by any authority having the power to tax. Such taxes, shall include without limitation, any tax on Landlord's right to Rent or income from the Premises (excluding state and federal income taxes), any charge in substitution, partially or totally, of any assessment, tax or charge previously included in the definition of property tax; assessments for such services as fire protection, police protection street, landscape, sidewalk and road maintenance, refuse removal, sewer assessments and for other governmental services formerly provided without charge to property owners or occupants; any assessment, tax, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder; and any expenses, including attorneys' fees reasonably incurred by Landlord in seeking reduction by the taxing authority of such taxes, less tax refunds obtained as a result of Landlord's application for review.

         7.2 TAXES ON ALTERATIONS AND PERSONAL PROPERTY. Notwithstanding any other provision hereof, Tenant shall pay the full amount of any increase in Real Property Taxes during the Term resulting from any and all alterations of any kind whatsoever placed in, on or about the Premises and the Project for the benefit of, at the request of, or by Tenant. Tenant shall pay prior to delinquency all taxes assessed or levied against Tenant's personal property in, on or about the Premises. When possible, Tenant shall cause its personal property to be assessed and billed separately from the real or personal property of Landlord.

         7.3 PRORATION. Tenant's liability to pay increases in Real Property Taxes shall be prorated on the basis of a 365-day year to account for any fractional portion of a fiscal tax year included at the commencement or expiration of the Term.

8.       INSURANCE

         8.1 INDEMNIFICATION. Tenant hereby agrees to defend, indemnify and hold harmless Landlord and its agents, partners, officers and employees from and against any and all damage, loss, liability or expense including without limitation, attorneys' fees and legal costs suffered directly or by reason of any claim, suit or judgment brought by or in favor of any person or persons for damage, loss or expense due to, but not limited to, bodily injury and property damage sustained by such person or persons which arises out of, is occasioned by, or in any way attributable to the use or occupancy of the Premises, the Building or the Project or any part thereof and adjacent areas by the Tenant, the acts or omissions of the Tenant, its agents, employees or any contractors brought onto the Premises, the Building or the Project by Tenant, except to the extend caused by the negligence or willful misconduct of Landlord or its agents, partners, officers or employees.

         8.2 TENANT'S INSURANCE. Tenant agrees to maintain in full force and effect at all times during the Term, at its own expense, for the protection of Tenant and Landlord, as their interests may appear, policies of insurance which afford the following coverages:

                  8.2.1 LIABILITY. Comprehensive general liability insurance in an amount not less that One Million and no/100ths Dollars ($1,000,000.00) combined single limit for both bodily injury and property damage which includes blanket contractual liability broad form property damage, personal injury, completed operations, products liability, and fire legal (in an amount not less than Fifty Thousand Dollars ($50,000), naming Landlord and any mortgagee of Landlord as additional insureds.

                  8.2.2 PERSONAL PROPERTY. "All Risk" property insurance (including without limitation, vandalism, malicious mischief, inflation endorsement, and sprinkler leakage endorsement) on Tenant's personal property, located on or in the Premises, including alterations and improvements to Premises installed by Tenant. Such insurance shall be in the full amount of the replacement cost, as the same may from time to time increase as a result of inflation or otherwise, and shall be in a form providing coverage comparable to the coverage provided in the standard ISO All-Risk form.

         8.3 ALL-RISK INSURANCE. During the Term, Landlord shall maintain "All Risk" property insurance (including, at Landlord's option, inflation endorsement, sprinkler leakage endorsement and earthquake and flood coverage) on the Building, excluding coverage of all Tenant's personal property located on or in the Premises, but including Tenant Improvements installed by Landlord. Such insurance shall also include insurance against loss of rents, on an "All Risk" basis, in an amount equal to the Monthly Rent and Additional Rent, and any other sums payable under the Lease, for a period of at least twelve (12) months commencing on the date of loss. Such insurance shall name Landlord and any mortgagee of Landlord as named insureds and include a tender's loss payable endorsement in favor of Landlord's lender.

                  8.3.1 PAYMENT BY TENANT. If above insurance premiums are increased after the Commencement Date due to Tenant's use of the Premises or any other cause solely attributable to Tenant, Tenant shall pay the full amount of the increase within ten (10) days notice of such increase.

         8.4 CO-INSURER. If, due to Tenant's failure to comply with the foregoing provisions, Landlord is adjudged a co-insurer by its insurance carrier, then, any loss or damage Landlord sustains by reason thereof, including attorneys fees and costs, shall be borne by Tenant and shall be immediately paid by Tenant upon receipt of a bill therefore and evidence of such loss.

         8.5 INSURANCE REQUIREMENTS. All insurance carried by Tenant shall be in a form satisfactory to Landlord and shall be carried with companies that have a general policy holder's rating of not less than "A" in the most current edition of Best's Insurance Reports, shall provide that such policies shall not be subject to material alteration or cancellation except after at least thirty (30) days prior written notice to Landlord, and shall be primary as to Landlord. The policy or policies, or duly executed certificates for them together with satisfactory evidence of payment of the premium thereon shall be deposited with Landlord prior to the Commencement Date, and upon renewal of such policies, not less than thirty (30) days prior to the expiration of the term of such coverage. The certificates shall expressly provide that the interest of Landlord therein shall not be affected by any breach of Tenant of any policy provision for which such certificates evidence coverage. If Tenant fails to procure and maintain the insurance required hereunder, Landlord may, upon written notice to Tenant, order such insurance at Tenant's expense and Tenant shall reimburse Landlord upon demand. Such reimbursement shall include all sums incurred by Landlord, including Landlord's reasonable attorneys' fees and costs with interest thereon at the maximum rate permitted by law.

         8.6 LANDLORD'S DISCLAIMER. Landlord and its agents, partners, officers and employees shall not be liable for any loss or damage to persons or property resulting from fire, explosion, falling plaster, glass, tile or sheetrock, steam, gas, electricity, water or rain which may leak from any part of the Building, or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or whatsoever, unless caused by or due to the negligence or willful acts of Landlord. Landlord and its agents, partners, officers and employees shall not be liable for interference with the light, air, or any latent defect in the Premises. Tenant shall give prompt written notice to Landlord in case of a casualty, accident or repair needed in the Premises.

         8.6 WAIVER OF SUBROGATION. Landlord and Tenant each hereby waive all rights of recovery against the other on account of loss and damage occasioned to such waiving party for its property or the property of others under its control to the extent that such loss or damage is insured against under any insurance policies which may be in force at the time of such loss or damage. Tenant and Landlord shall, upon obtaining policies of insurance required hereunder, give notice to the insurance carrier that the foregoing mutual waiver of subrogation is contained in this Lease and Tenant and Landlord shall cause each insurance policy obtained by such party to provide that the insurance company waives all right of recovery by way of subrogation against either Landlord or Tenant in connection with any damage covered by such policy.

9.       UTILITIES AND SERVICES.

         Tenant shall be responsible for and shall pay promptly all charges for water, gas electricity, sewer, telephone, refuse pickup, janitorial service and all other utilities, materials and services furnished directly to or used by Tenant in, on or about the Premises, or Project, during the Term, together with any taxes thereon. These costs shall be considered "Tenant Expenses" (along with those specified in Section 10.1 below) which are separate and apart from those Operating Expenses described in Section 4.2.2. Landlord shall not be liable for damages or otherwise for any failure or interruption of any utility service or other service furnished to the Premises, except that resulting from the willful act or negligence of Landlord. Any utilities which are not separately metered, (e.g. domestic and fire service water) or services which are not separately billed to the Premises (e.g. refuse pickup), shall be charged to Tenant on an equitable basis as determined by Landlord. Tenant shall pay directly, or reimburse Landlord for, the costs thereof, as and when billed by vendor or Landlord.

         With regard to refuse pickup, Tenant must store within Premises such refuse as pallets or metal drums, and arrange for their separate disposal. If Hazardous Materials are involved, Tenant must comply with Section 12.4. Tenant must collapse any cardboard shipping containers prior to disposal in Landlord provided dumpsters. Tenant will be billed for excessive use of refuse disposal that require oversized dumpsters or extra pickups. At all times, Tenant will not be permitted to store refuse or goods outside of Premises if unsightly or in violation of Covenants, Conditions and Restrictions ("C,C&R's").

10.      REPAIRS AND MAINTENANCE.

         10.1 LANDLORD'S OBLIGATIONS. Landlord shall keep in good order, condition and repair the structural parts of the Buildings, which structural parts include only the Foundation, exterior walls (excluding the interior of all exterior walls), roof structure and subflooring of the Premises, except for any damage thereto caused by the negligence or willful acts or omissions of Tenant or of Tenant's agents, employees or invitees, or by reason of the failure of Tenant to perform or comply with any terms, conditions or covenants in this Lease, or caused by alterations made by Tenant or by Tenant's agents, employees or contractors which shall be Tenant's responsibility. Except for repairs readily discernable by visual inspection of exterior, it is a condition precedent to all obligations of Landlord to repair and maintain under this
Section 10.1.1 that Tenant shall have notified Landlord in writing of the need for such repairs or maintenance.

         Landlord shall also maintain, repair and replace the HVAC system for the Premises and Tenant shall pay directly or reimburse Landlord for the costs thereof, as and when billed by vendor or landlord. If such HVAC system is not separately metered to the Premises, Tenant shall be billed for its proportionate share of such cost as reasonably determined by Landlord. Landlord shall obtain an HVAC system preventive maintenance contract with monthly service which shall be paid for by Tenant and which shall provide for and include replacement of filters, oiling and lubricating of machinery, parts replacement, adjustment of drive belts, oil changes and other preventive maintenance. Tenant shall have the benefit of all warranties available to Landlord regarding such equipment.

                  10.1.2 TENANT'S OBLIGATIONS. Tenant shall at all times and at its own expense clean, keep and maintain in good, safe and sanitary order, condition and repair every part of the Premises which is not within Landlord's obligation pursuant to Section 10.1.1. Tenant's repair rand maintenance obligations shall include, without limitation, all plumbing and sewage facilities within the Premises, fixtures, interior walls, floors, ceilings, interior windows, store front, doors, entrances, plate glass, showcases, skylights, all electrical facilities and equipment, including lighting fixtures, lamps fans and any exhaust equipment and systems, any fire extinguisher equipment within the Premises, electrical motors and all other appliances and equipment of every kind and nature located in, upon or about the Premises. Tenant shall also be responsible for all pest control within the Premises. All glass is at the sole risk of Tenant, and any broken glass shall promptly be replaced by Landlord, at Tenant's expense, with glass of the same kind, size and quality.

         10.2 COMMON AREA. Landlord shall maintain and repair the Common Area, including the membrane and exterior walls of the Building, in a good, safe and sanitary manner. Landlord shall at all times have exclusive control of the Common Area and may, at any reasonable time, temporarily close any part thereof, exclude and restrain anyone from any part thereof, except the bona fide customers, employees and invitees of Tenant who use such areas in accordance with the reasonable rules and regulations as Landlord may from time to time establish. In addition, Landlord may reasonably change the configuration or location of the Common Area. In exercising any such rights, Landlord shall use diligent efforts to minimize any disruption of Tenant's business. Landlord shall have the right to reconfigure the parking area and ingress to and egress from the parking area, and to modify the directional flow of traffic of the parking area.

         10.3 WAIVER. Landlord and Tenant agree that the terms of this Lease shall govern the respective obligations of Landlord and Tenant with respect to repairs and maintenance. Accordingly, Tenant waives the provisions of Sections 1941 and 1942 of the California Civil Code and any similar or successor law regarding Tenant's right to make repairs and deduct the expenses of such repairs from the Rent due under this Lease.

11.      CONDITION OF PREMISES.

         Tenant acknowledges that Tenant has inspected the Premises and accepts the Premises as of the Commencement Date in their "as is" condition with the understanding and agreement that Landlord will construct only those Tenant Improvements outlined on the attached Exhibit "B", Tenant Improvement Specifications. Tenant acknowledges that neither Landlord nor its agents have made any representations or warranties as to the suitability or fitness of the Premises for the conduct of Tenant's business or for any other purpose, nor has Landlord or its agents agreed to undertake any alterations or construct any Tenant Improvements to the Premises except as expressly provided in this Lease. To the extent Landlord is required to perform Tenant Improvements to the Premises pursuant to Exhibit B, Tenant Improvement Specifications and Exhibit A, Premises and Building Plan, Landlord shall use reasonable diligence to complete such work in a timely manner. If Tenant Improvements are to be constructed by Landlord; then, within ten (10) days after completion of the Tenant Improvements, Tenant shall conduct a walk-through inspection of the Premises with Landlord and complete a punch-list of items needing additional work by Landlord and pertaining to the Landlord's Tenant Improvement work as outlined on Exhibits A and B. Other than the items specified in the punch-list, by taking possession of the Premises, Tenant shall be deemed to have accepted the Premises and Tenant Improvements in good, clean and completed Condition and repair, Subject to all applicable laws, codes and ordinances.

12.      USE OF PREMISES.

         12.1 TENANT'S USE. Tenant shall use the Premises solely for the use specified in Section 1.15 and shall not use the Premises for any other purpose without obtaining the prior written consent of Landlord.

         12.2 RULES AND REGULATIONS. Tenant shall abide by the Rules and Regulations respecting use of the Premises, Building, Common Areas and Project. The provisions of the Rules and Regulations attached hereto as Exhibit "D" are incorporated herein by this reference. Landlord reserves the right to amend Rules and Regulations as are reasonably necessary or appropriate to the operation or use of the Premises, Building, Common Areas or Project. Tenant shall comply with any such amendments or supplements.

         12.3 COMPLIANCE. Tenant shall not use the Premises or suffer or permit anything to be done in or about the Project which will in any way conflict with any law, statute, zoning restriction, ordinance or governmental law, rule, regulation or requirement of duly constituted public authorities now in force or which may hereafter be in force, or the requirements of the Board of Fire Underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises or the Project. Tenant shall, at its cost, comply with all present and future regulations, rules, laws, ordinances, and requirements of all governmental authorities including any transportation systems management program adopted by the County, City or Association, arising from governing Tenant's use or occupancy of or applicable to the Premises or the Project or privileges appurtenant thereto. Tenant shall not commit any public or private nuisance or any other act or thing which might or would disturb the quiet enjoyment of any other tenant of Landlord or any occupant of nearby property. Tenant shall place no loads upon the floors, walls or ceilings in excess of the maximum designed load determined by Landlord or which endanger the structure, nor place any harmful liquids in the drainage systems, nor dump or store waste materials or refuse or allow such to remain outside the Building proper, except in the enclosed trash areas provided.

         12.4 HAZARDOUS MATERIAL. Tenant shall strictly comply with all statutes, laws, ordinances, rules, regulations, and precautions now or hereafter mandated or advised by any federal, state, local or other governmental agency with respect to the use, generation, storage, or disposal of hazardous, toxic, or radioactive materials "Hazardous Materials") Tenant shall not cause, or (collectively, allow anyone else to cause any Hazardous Materials to be used, generated, stored, or disposed of on or about the Premises, Building, or Project, without the prior written consent of Landlord, which consent may be withheld in the sole discretion of Landlord, and which consent may be revoked at any time. Tenant's indemnification of Landlord pursuant to Section 8.1 shall extend to all liability, including all foreseeable and unforeseeable consequential damages, directly or indirectly arising out of the use, generation, storage, or disposal of Hazardous Materials by Tenant or any person claiming under Tenant, including, without limitation, the cost of any required or necessary repair, cleanup, or detoxification and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following the termination of this Lease, to the full extent that such action is attributable, directly or indirectly, to the use, generation, storage, or disposal of Hazardous Materials by Tenant or any person claiming under Tenant. Neither the written consent by Landlord to the use, generation, storage, or disposal of Hazardous Materials nor the strict compliance by Tenant with all statutes, laws, ordinances, rules, regulations, and precautions pertaining to Hazardous Materials shall excuse Tenant from Tenant's obligation of indemnification pursuant to this subsection. Tenant's obligations pursuant to the foregoing indemnity shall survive the termination of this Lease.

         12.5 BUSINESS PARK COVENANTS, CONDITIONS AND RESTRICTIONS. Tenant acknowledges that the Premises are subject to the Business Park C,C&R's. Tenant hereby accepts the Lease, use and occupancy of the Premises subject to such C,C&R's and agrees to comply with C,C&R's throughout the term of this Lease.

13.      ALTERATIONS AND LIENS.

         13.1 ALTERATIONS. Tenant shall not make or permit to be made any alterations, additions or improvements to the Premises, Building, Project, or Common Areas, without obtaining Landlord's prior written consent. When applying for such consent, Tenant shall, if required by Landlord, furnish complete plans and specifications of such alterations, additions or improvements. Tenant may, without Landlord's prior approval, make improvements to the interior of the Premises which do not affect the structure of the Building and which do not exceed a cost of Five Thousand Dollars ($5,000). All alterations, additions or improvements to the Premises shall be performed by contractors approved or selected by Landlord for Tenant's account and at Tenant's sole cost and expense. Within ten (10) days after receipt of a written statement from Landlord, Tenant shall reimburse Landlord for all costs arising in connection with Landlord's review of plans and specifications and supervision of contractors. Landlord shall have the right to require that any contractor performing alterations, improvements or additions to the Premises shall, prior to commencement of any work, provide Landlord with a performance bond and labor and materials payment bond in the amount of the contract price for the work, naming Landlord or Tenant, shall at once belong to Landlord and become part of the Premises and shall remain on the Premises without compensation of any kind to Tenant. Tenant shall carry insurance as required by Section 8 covering any alterations, additions or improvements to the Premises made by Tenant under the provisions of this Section 13, it being understood and agreed that none of such alterations, additions or improvements shall be insured by Landlord nor shall Landlord be required under any provision for reconstruction to reinstall any such alteration, additions or improvements. Movable furniture and equipment which are removable without material damage to the Building or the Premises shall remain the property of Tenant. Tenant shall be responsible for the maintenance and repair of any alterations made by it to the Premises.

         13.2 LIENS. Tenant shall keep the Premises, Building, Project, and Common Areas free from any liens arising out of work performed, materials furnished, or obligations incurred by Tenant and shall indemnify, hold harmless and defend Landlord from any liens and encumbrances arising out of any work performed or materials furnished by or at the direction of Tenant. In the event that Tenant shall not, within twenty (20) days following imposition of any such lien, cause such lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided in this Lease and by law, the right, but no obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith, including attorneys' fees and administrative costs, shall be payable to Landlord by Tenant on demand with interest at the maximum rate permitted by law from the date such sums are paid or expenses incurred by Landlord. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required b y law, or which Landlord shall deem proper, for the protection of Landlord and the premises, and any other party having an interest therein, from mechanics and materialmen's liens, and Tenant shall give to Landlord at least ten (10) business days prior written notice of the expected date of commencement of any work relating to alterations, additions or improvements in or to the Premises.

14.      LANDLORD'S RIGHT TO ENTER THE PREMISES.

         Landlord and its authorized representatives shall have the right to enter the Premises at all reasonable times during normal business hours and at any time in case of any emergency (i) to determine whether the Premises are in good condition and whether Tenant is complying with its obligations under this lease, (ii) to maintain or to make any repair or restoration to the Building or Premises that Landlord has the right or obligation to perform,(iii) to install any meters or other equipment which Landlord may have the right to install, (iv) to protect the Premises, the Building and adjacent areas from damage or destruction, (v) to serve, post, or keep posted any notices required or allowed under the provisions of this Lease, to post "for sale" signs at any time during the term, and to post "for rent" or "for lease" signs during the last four (4) months of the term or during any period while Tenant is in default, (vi) to show the Premises to prospective brokers, lenders, agents, buyers, tenants, or persons interested in an exchange, (vii) to shore the foundations, footings, and walls of the Building and to erect scaffolding and protective barricades around and about the Building or the Premises, but not so as to prevent entry into the Premises, and (viii) to do any other act or thing necessary for the safety or preservation of the Premises or the Building. Landlord shall at all times have and retain a key with which to unlock all doors in, upon and about the Premises, excluding Tenant's vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to gain entry in an emergency. Entry to the premises by Landlord by any of said means shall not be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business and any loss of occupancy or quiet enjoyment of the Premises by reason of Landlord's exercise of its rights of entry in accordance with this Section, and Tenant shall not be entitled to an abatement or reduction of Rent or Expenses in connection therewith.

15.      SIGNS.

         Landlord shall provide space for Tenant's identification sign (s) as per the approved Tenant Sign Design Guidelines ("Guidelines") as set forth in Exhibit E. Tenant shall have no right to maintain a Tenant identification sign in any other location in, on or about the Premises, the Building or the Project and shall not display or erect any other Tenant identification signs, display or other advertising material that is visible from the exterior of the Building. The size, design, color and other physical aspects of any sign, advertisement or notice, whether temporary or permanent, shall be subject to: Guidelines, Architectural Review Committee approval in accordance with C,C&R'S, and appropriate municipal or other governmental approvals. The cost of the sign and its installation, maintenance and removal shall be Tenant's sole expense. If Tenant fails to maintain its sign or, if Tenant fails to remove such sign upon termination of this Lease, Landlord may do so at Tenant's expense and Tenant's reimbursement to Landlord for such amounts shall be deemed Additional Rent.

16.      DAMAGE OR DESTRUCTION

         16.1 PARTIAL DAMAGE - INSURED. If the Premises are damaged by any casualty which is covered under the "All Risk" insurance carried by Landlord pursuant to Section 8.3, then Landlord shall restore such damage, provided insurance proceeds are available to pay at least ninety percent (90%) or more of the cost of restoration and provided such restoration can be completed within one hundred twenty (120) days after the commencement of the work in the reasonable opinion of a registered architect or engineer appointed by Landlord for such determination. In such event, this Lease shall continue in full force and effect, except that Tenant shall be entitled to a proportionate reduction in Monthly Base Rent to be based upon the extent to which the restoration efforts interfere with Tenant's use of the Premises, as reasonably agreed upon between Tenant and Landlord.

         16.2 PARTIAL DAMAGE - UNINSURED. If the Premises or the Building is damaged by a risk not covered by Landlord's insurance, or the proceeds of available insurance are less than ninety percent (90%) of the cost of restoration, or the restoration cannot be completed within one hundred twenty (120 ) days after the commencement of work in the reasonable opinion of the registered architect or engineer appointed by Landlord for such determination, then Landlord shall have the option either to: (1) repair or restore such damage, this Lease continuing in full force and effect, but the Monthly Base Rent to be proportionately abated as provided in Section 16.1 or (2) give notice to Tenant at any time within thirty (30) days after such damage terminating this Lease as of a date to be specified in such notice which date shall be not less than thirty (30) nor more than sixty (60) days after giving such notice. If notice of termination is given, this Lease shall expire and all interest of Tenant in the Premises shall terminate on such date so specified in such notice and the Monthly Base Rent, reduced by any proportionate reduction based upon the extent, if any, to which such damage interfered with the use of the Premises by Tenant, shall be paid to the date of such termination.

         16.3 TOTAL DESTRUCTION. If the Premises or Building is damaged or destroyed to the extent that Landlord determines that the Premises or Building cannot, with reasonable diligence, be fully repaired or restored by Landlord within one hundred eighty (180) days after the date of the damage or destruction, notwithstanding the fact that the Premises have not been damaged or destroyed, the sole right of both Landlord and Tenant shall be the option to terminate this Lease. Landlord's determination with respect to the extent of damage or destruction shall be conclusive on Tenant. Landlord shall notify Tenant of Landlord's determination, in writing, within thirty (30) days after the date of the damage or destruction. If Landlord determines that the Premises or Building can be fully repaired or restored within the one hundred eighty
(180) day period, or if Landlord determines that such repair or restoration cannot be made within said period but neither party elects to terminate within thirty (30) days from the date of said determination, this Lease shall remain in full force and effect and Landlord shall diligently repair and restore the damage as soon as reasonably possible.

         16.4 LANDLORD'S OBLIGATIONS. Landlord shall not be required to repair any injury or damage by fire or any other cause of to make any restoration of replacement to any paneling, decorations, partitions, railings, floor coverings, office fixtures which are alterations or personal property installed in the Premises by Tenant or at the expense of Tenant. Except for abatement of Monthly Base Rent, if any, Tenant shall have no claim against Landlord for any damage suffered by reason of any such damage, destruction, repair or restoration nor shall Tenant have the right to terminate this Lease as the result of any statutory provision now or hereafter in effect pertaining to the damage and destruction of the Premises, except as expressly provided herein.

         16.5 DAMAGE NEAR END OF TERM. Anything herein to the contrary notwithstanding, if the Premises or the Building is destroyed or damaged during the last twelve (12) months of the Term, then Landlord may cancel and terminate this Lease as of the date of the occurrence of such damage. If Landlord does not elect to so terminate this Lease the repair of such damage shall be governed by the other provisions of this Section 16.

17.      CONDEMNATION.

         If title to all of the Premises, the Building or the Project or so much thereof, is taken or appropriated for any public or quasi-public use under any statute or by right of eminent domain so that reconstruction of the Premises or the Building will not, in Landlord's and Tenant's mutual reasonable judgment, result in the Premises being suitable for Tenant's continued occupancy for the uses and purposes permitted by this Lease, this Lease shall terminate as of the date that possession of the Premises or Building or part thereof is taken. A sale by Landlord to any authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking under the power of eminent domain for all purposes of this Section. If any part of the Premises, the Building or the Project is taken and the remaining part is reasonably suitable for Tenant's continued occupancy for the purposes and uses permitted by the Lease, this Lease shall, as to the part so taken, terminate as of the date that possession of such part of the Premises or Building is taken. If the Premises are partially taken, the Rent and other sums payable hereunder shall be reduced in the same proportion that Tenant's use and occupancy of the Premises is reduced. No award for any partial or entire taking shall be apportioned. Tenant assigns to Landlord its interest in any award which may be made in such taking or condemnation, together with any and all rights of Tenant arising in or to the same or any part thereof. Nothing contained herein shall be deemed to give Landlord any interest in or require Tenant to assign to Landlord any separate award made to Tenant for the taking of Tenant's personal property, for the interruption of Tenant's business, or its moving costs, or for the loss of its goodwill. No temporary taking of the Premises shall terminate this Lease or give Tenant any right to any abatement of Rent. Any award made to Tenant, by reason of such temporary taking shall belong entirely to Tenant. Each party agrees to execute and deliver to the other all instruments that may be required to effectiveness the provisions of this Section.

18.      ASSIGNMENT AND SUBLETTING.

         18.1 DEFINITIONS.

                  18.1.1 SUBLET. Any transfer, sublet, assignment, license or concession agreement, change of ownership, hypothecation of this Lease or the Tenant's interest in the Lease or in a portion of the Premises.

                  18.1.2 SUBRENT. Any consideration of any kind received, or to be received, by Tenant from a Subtenant if such sums are related to received for Tenant's interest in this Lease or in the Premises.

                  18.1.3 SUBTENANT. The person or entity with whom a Sublet agreement is proposed to be or is made.

         18.2 LANDLORD'S CONSENT. Tenant shall not enter into a Sublet without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. Any attempted or purported Sublet without Landlord's prior written consent shall be void and confer no rights upon any third person and shall be deemed a material default of this Lease. Each subtenant shall agree in writing, for the benefit of Landlord, to assume, to be bound by, and to perform that its subtenancy will be subject to the terms, conditions and covenants of this Lease to be performed by Tenant. Notwithstanding anything contained herein, Tenant shall not be released from personal liability for the performance of each term, condition and covenant of this Lease by reason of Landlord's consent to a sublet unless Landlord specifically grants such release in writing.

         18.3 INFORMATION TO BE FURNISHED. If Tenant desires at any time to transfer this Lease (which transfer shall in no event be for less than its entire interest in this Lease) or to sublet the Premises or any portion thereof, Tenant shall submit to Landlord at least sixty (60) thirty (30) days prior to the proposed effective date of the transfer or sublease ("Proposed Effective Date"), in writing: (1) a notice of intent to transfer or sublease, setting forth the Proposed Effective Date, which shall be no less than sixty (60) nor more than ninety (90) days after the sending of such notice; (2) the name of the proposed subtenant or transferee; (3) the nature of the proposed subtenant's or transferee's business to be carried on in the Premises; (4) the terms and provisions of the proposed sublease or transfer; (5) such certified financial information as Landlord may reasonably request concerning the proposed subtenant or transferee, including recent financial statements and bank references; and
(6) evidence satisfactory to Landlord that the proposed subtenant or transferee will immediately occupy and thereafter use the affected portion of the Premises for the entire term of the sublease or transfer agreement.

         18.4 LANDLORD'S ALTERNATIVES. At any time within thirty (30) days after Landlord's receipt of the information specified in

Section 18.3, Landlord may, by written notice to Tenant, elect upon any terms desired by Landlord, (1) to consent to the Sublet by Tenant; or (2) to refuse its consent to the Sublet. If Landlord consents to the Sublet, Tenant may thereafter enter into a valid Sublet of the Premises or portion thereof, upon the terms and conditions and with the proposed Subtenant set forth in the information furnished by Tenant to Landlord pursuant to Section 18.3, subject, however, to the condition that Fifty Percent (50%) of any excess of the Subrent over the Rent and Additional Rent required to be paid by Tenant hereunder shall be paid to Landlord as and with the Monthly Base Rent.

         18.5 REQUIRED SUBLEASE PROVISIONS. Any and all transfer or sublease agreements shall (1) contain such terms as are described under this Section or as otherwise agreed by Landlord; (2) prohibit further assignments, transfers, or subleases; (3) impose the same obligations and conditions on the transferee or sublessee as are imposed on Tenant by this Lease (except as to Rent and Term or as otherwise agreed by Landlord); (4) be expressly subject and subordinate to each and every provision of this Lease; (5) have a term that expires on or before the expiration of the Term of this Lease; and (6) provide that Tenant and/or transferee or sublessee shall pay Landlord the amount of any additional costs or expenses incurred by Landlord for repairs, maintenance or otherwise as a result of any change in the nature of occupancy caused by the transfer or sublease.

         18.6 FEES FOR REVIEW. Tenant shall pay to Landlord or Landlord's designee, together with the notice described in Section 18.3, a non-refundable fee as reimbursement for expenses incurred by Landlord in connection with reviewing each such transaction (including any administrative expenses for Landlord's property manager), in the amount of Five Hundred Dollars ($500.00). In addition to such reimbursement, if Landlord retains the services of an attorney to review the transaction, Tenant shall pay to Landlord all attorneys' fees incurred by Landlord in connection therewith, up to a maximum amount of Fifteen Hundred and no/100 Dollars ($1,500.00). Tenant shall pay such attorneys' fees to Landlord within thirty (30) days after written request therefor.

         18.7 PRORATION. If a portion of the Premises is Sublet, the pro rata share of the Rent attributable to such partial area of the Premises shall be determined by Landlord by dividing the Rent payable by Tenant hereunder by the total square footage of the Premises and multiplying the resulting quotient (the per square foot rent) by the number of square feet of the Premises which are sublet.

         18.8 EXECUTED COUNTERPART. No Sublet shall be valid nor shall any Subtenant take possession of the Premises until an executed counterpart of the Sublet agreement has been delivered to and acknowledged by Landlord.

         18.9 EXEMPT SUBLETS. Notwithstanding the above, Landlord's prior written consent shall not be required for a sublet an assignment of this Lease to a subsidiary, affiliate, joint venture or parent corporation of Tenant, or a corporation into which Tenant merges or consolidates, if Tenant gives Landlord prior written notice of the name of any such assignee, and if the assignee assumes, in writing, all of Tenant's obligations under the Lease. An assignment or other transfer of this Lease to a purchaser of all or substantially all of the assets of Tenant shall be deemed a Sublet requiring Landlord's prior written consent.

19.      DEFAULT.

         19.1 TENANT'S DEFAULT. A default under this Lease by Tenant shall exist if any of the following events shall occur:

                  19.1.1 If Tenant fails to pay Rent or any other sum required to be paid hereunder within five (5) days of when due; or

                  19.1.2 The failure by Tenant to observe or perform any of the terms, covenants, conditions or provisions of the Lease to be observed or performed by Tenant, if such failure is not cured within ten (10) days after written notice thereof from Landlord to Tenant, provided, however, that if the nature of Tenant's default is such that it cannot be cured solely by payment of money and that more than then (10) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within the ten (10) day period and thereafter diligently prosecutes such cure to completion, and provided, further, that violations by Tenant of the Rules and Regulations described in Exhibit "D" shall be cured by Tenant within forty-eight (48) hours after written notice thereof from Landlord, failing which Landlord may (but need not) cure same at Tenant's sole cost; or

                  19.1.3 If Tenant assigns its assets for the benefit of its creditors; or

                  19.1.4 If the sequestration or attachment of or execution on any material part of Tenant's personal property essential to the conduct of Tenant's business occurs, and Tenant fails to obtain a return or release of such personal property within thirty (30) days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier; or

                  19.1.5 If a court shall make or enter any decree or order other than under the bankruptcy laws of the United States adjudging Tenant to be insolvent; or approving as property filed a petition seeking reorganization of Tenant; or directing the winding up or liquidation of Tenant and such decree or order shall have continued for a period of thirty (30) days; or

                  19.1.6 Chronic delinquency by Tenant in the payment of Rent or any other periodic payments required to be paid by Tenant under this lease shall constitute a separate default. "Chronic delinquency" shall mean the failure by Tenant to pay the Rent or any other periodic payments required to be paid by Tenant under this Lease when due for any three (3) months (consecutive or nonconsecutive) in any twelve (12) month period. In the event of a chronic delinquency, Landlord shall have the right to require Tenant to pay Rent quarterly, in advance.

         19.2 LANDLORD'S REMEDIES. Upon a default, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law or otherwise provided in this Lease to which Landlord may resort cumulatively or in the alternative:

                  19.2.1 Landlord may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate this Lease and Landlord shall have the right to collect Rent when due.

                  19.2.2 Landlord may terminate Tenant's right to possession of the Premises at any time by giving written notice to that effect, and relet the Premises or any part thereof. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises or any part thereof, including, without limitation, brokerage commissions, expenses of cleaning and redecorating the Premises required by the reletting and like costs. Reletting may be for a period shorter or longer than the remaining Term of this Lease. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Maintenance efforts to relet the Premises or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. On termination, Landlord has the right to remove all Tenant's personal property and store same at Tenant's cost and to recover from Tenant as damages:

                           (a) The worth at the time of award of unpaid Rent
and other sums due and payable which had been earned at the time of termination; plus

                           (b) The worth at the time of award of the amount by
which the unpaid Rent and other sums due and payable which would have been payable after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; plus

                           (c) The worth at the time of award of the amount by
which the unpaid Rent and other sums due and payable for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; plus

                           (d) Any other amount necessary which is to compensate
Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord (1) in retaking possession of the Premises; (2) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering or rehabilitating the Premises or any portion thereof, including such acts for reletting to a new tenant or tenants; (3) for leasing commissions; or (4) for any other costs necessary or appropriate to relet the Premises; plus

                           (e) At Landlord's election, such other amounts in
addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of California.

         The "worth at the time of award" of the amounts referred to in Sections
19.2.2 (a) and 19.2.2 (b) is computed by allowing interest at the maximum rate permitted by law on the unpaid rent and other sums due and payable from the termination date through the date of award. The "worth at the time of award" of the amount referred to in Section 19.2.2 (c) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award.

                  19.2.3 Landlord may, with or without terminating this Lease, re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. No re-entry or taking possession of the Premises by Landlord pursuant to this section shall be construed as an election to terminate this Lease unless a written notice os such intention is given to Tenant.

                  19.2.4 If Tenant fails to make any payment or perform any other act on its part to be made or performed under this Lease, Landlord may, but shall not be obligated to and without waiving or releasing Tenant from any obligation of Tenant under this Lease, make such payment or perform such other act to the extent Landlord may deem desirable, and in connection therewith, pay expenses and employ counsel. All sums so paid by Landlord, and all penalties, interest and costs in connection therewith, shall be due and payable by Tenant on the next day after any such payment by Landlord, together with interest thereon at the maximum rate permitted by law from such date to the date of payment by Tenant to Landlord, plus collection costs and attorneys' fees. Landlord shall have the same rights and remedies for the nonpayment thereof as in the case of default in the payment of Rent.

         19.3 LANDLORD'S DEFAULT. Landlord shall not be deemed to be in default in the performance of any obligation under this Lease unless and until it has failed to perform such obligation within thirty (30) days after receipt of written notice by Tenant to Landlord specifying such failure; provided, however, that if the nature of Landlord's default is such that more than thirty (30) days are required for its cure, then Landlord shall not be deemed to be in default if it commences such cure within the thirty (30) day period and thereafter diligently prosecutes such cure to completion.

         19.4 TENANT'S REMEDY. If, as a consequence of a default by Landlord under this Lease, Tenant recovers a money judgment against Landlord, such judgment shall be satisfied only out the of the proceeds of sale receiving upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the Building or Project and out of Rent or other income from the Building or Project receivable by Landlord or out of consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title or interest in the Building, and neither Landlord nor its agents, partners, officers or employees shall be liable for any deficiency.

         19.5 MORTGAGEE PROTECTION. If Landlord defaults under this Lease, Tenant will notify any beneficiary of a deed of trust or mortgagee of a mortgage covering the Building or the Project, and offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Building or the Project by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure.

20.      SUBORDINATION, ESTOPPEL AND ATTORNMENT.

         20.1 SUBORDINATION. This Lease is subject and subordinate to ground and underlying leases, mortgages and deeds of trust (collectively "Encumbrances") which may now affect the Premises, the Building, or the Project, and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, if the holder or holders ("Holder") of any such Encumbrances shall require this Lease to be prior and superior thereto, within ten (10) days after written request from Landlord, Tenant shall execute, have acknowledged and deliver any and all documents or instruments, in the from presented to Tenant, which Landlord or Holder deems necessary and desirable for such purposes. Landlord shall have the right to cause this Lease to be and become and remain subject and subordinate to any and all Encumbrances which are now or may hereafter be executed covering the Premises, the Building, or the Project, or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder, together with interest thereon and subject to all the terms and provisions thereof; provided only, that in the event of termination of any such lease or upon the foreclosure of any such mortgage or deed of trust, Holder agrees to recognize Tenant's rights under this Lease as long as Tenant is not then in default and continues to pay the Rent and observe and perform all the provisions of this Lease. Within ten (10) days after Landlord's written request, Tenant shall execute any and all the documents required by Landlord or the Holder to make this Lease subordinate to any lien of the Encumbrances. If Tenant fails to do so, it shall be deemed that this Lease is so subordinated.

         20.2 ESTOPPEL CERTIFICATES. Tenant shall execute and deliver to Landlord any documents, including estoppel certificates in the form prepared by Landlord (1) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, and the date to which the Rent and other charges are paid in advance, if any; and (2) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord, or, if there are uncured defaults on the part of the Landlord, stating the nature of such uncured defaults; and (3) evidencing the status of the Lease as may be required either by a lender making a loan to Landlord to be secured by deed of trust or mortgage covering the Building or the Project or a purchaser of the Building or the Project from

Landlord. Tenant's failure to deliver an estoppel certificate within seven
(7) days after delivery of Landlord's written request therefor shall be conclusive upon Tenant (1) that this Lease is in full force and effect, without modification except as may be represented by Landlord; (2) that there are no uncured defaults in Landlord's performance; and (3) that no Rent has been paid in advance.

         20.3 ATTORNMENT. Tenant shall, if requested, attorn to the purchaser of the Building or Project, and recognize such purchases as Landlord under this Lease in the event of (1) foreclosure proceeding or grant of deed in lieu of foreclosure; (2) the exercise of the power of sale under any mortgage or deed of trust, made by Landlord or Landlord's successors or assigns, which encumbers the Premises, or any part thereof; (3) the termination of a ground lease; or (4) a sale of the Building or Project.

21.      NOTICES.

         Any notice or demand required or desired to be given under this Lease shall be in writing and shall be personally served, or in lieu of personal service, may be given by mail. If given by mail, such notice shall be deemed to have been given seventy-two (72) hours after deposit in the United States mail, registered or certified, postage prepaid, and addressed to the party to be served. At the date of execution of this Lease, the addresses of Landlord and Tenant are as set forth in Section 1.16 of this Lease. After the Commencement Date, the address of Tenant shall be the address of the Premises. Either party may change its address by giving written notice of same in accordance with this Section.

22.      SURRENDER OF THE PREMISES.

         On expiration or termination of this Lease, Tenant shall surrender to Landlord the Premises and all Tenant's improvements and alterations in good condition and repair (ordinary wear and tear excepted), and shall remove all of its personal property including any signs, notices and displays. Tenant agrees that is shall, upon Landlord's written request made prior to or within thirty
(30) days following the expiration or termination of this Lease, at Tenant's sole cost and expense promptly remove any alterations, additions, fixtures or improvements designated by Landlord to be removed and repair any damage to the Premises resulting from such removal. Landlord may, in connection with any such removal which might in Landlord's judgment involve damage to the Premises, require that such removal be performed by a bonded contractor or other person from whom a bond satisfactory to Landlord has been furnished covering the cost of repairing the anticipated damage. Landlord may retain or dispose of, in any manner, any such improvements or alterations or Tenant's personal property that Tenant does not remove from the Premises on expiration or termination of the Term as allowed or required by this Lease. Title to any such improvements or alterations or Tenant's personal property that Landlord so elects to retain, or dispose of, shall vest in Landlord. Tenant waives all claims against Landlord for any damage or loss to Tenant arising out of Landlord's retention or dispositions of any such improvements, removing and disposing of any such improvements, alterations or Tenant's personal property. If Tenant fails to surrender the Premises to Landlord on expiration or termination of the Lease as required by this Section, Tenant shall indemnify, defend and hold Landlord harmless from all damages, loss, cost and expense (including attorneys' fees) arising out of or in connection with Tenant's failure to do so, including, without limitation, any claims made by a succeeding tenant resulting from Tenant's failure to surrender the Premises.

23.      COST OF SUIT.

         If either party brings action for relief against the other, declaratory or otherwise, arising out of this Lease, including any suit by Landlord for the recovery of Rent or possession of the Premises, the losing party shall pay the successful party its costs incurred in connection with and in preparation for said action, including its attorneys' fees (which costs shall be deemed to have accrued on the commencement of such action and shall be paid whether or not such action is prosecuted to judgment). If Landlord, without fault on Landlord's part, is made a party to any action instituted by Tenant or any third party against Tenant, or by or against any person holding under or using the Premises by License of Tenant, or for the foreclosure of any lien for labor or material furnished to or for Tenant or of any such other person, or otherwise arising out of or resulting from any action or omission of Tenant or of any such other person, Tenant shall indemnify, defend and hold Landlord harmless from any judgment rendered in connection therewith and all costs and expenses (including attorneys' fees) incurred by Landlord in connection with such action.

24.      TRANSFER OF THE BUILDING BY LANDLORD.

         In the event of any conveyance of the Building or the Project and assignment by Landlord of this Lease, Landlord shall be entirely released from all liability under any and all of its covenants and obligations contained in from this Lease occurring after the date of such conveyance and assignment provided such transferee assumes Landlord's obligations under this Lease.

25.      AIRPORT NOISE.

         Tenant acknowledges that Landlord has informed Tenant that noise produced by aircraft using Metropolitan Oakland International Airport ("Airport") which adjoins the Business Park may be heard at the Building of which the Premises form a part. Tenant further acknowledges that Landlord has informed Tenant that the real property on which the building and the Premises are located is subject to a recorded Noise Easement and Release whereby the owners of the Airport are released from any claims or law suits for damages by any persons using the property, including Tenant, with respect to Airport operations, including aircraft related noise. Tenant shall indemnify and hold Landlord harmless from any and all claims, damages, causes of action or liability, including legal fees and costs, arising from or in any way related to aircraft-related noise perceived by Tenant, its employees, agents or invitees at the Premises or in any way connected with the Premises.

26.      GENERAL.

         26.1 CAPTIONS. With the exception of Section 1, the captions and headings used in this Lease are for the purpose of convenience only and shall not be construed to limit or extend the meaning of any part of this Lease.

         26.2 EXECUTED COPY. Any fully executed copy of this Lease shall be deemed an original for all purposes.

         26.3 TIME. Time is of the essence for the performance of each term, condition and covenant of this Lease.

         26.4 SEPARABILITY. If one or more of the provisions contained herein, except for the payment of Rent, is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not effect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

         26.5 CHOICE OF LAW. This Lease shall be construed and enforced in accordance with the laws of the State of California. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

         26.6 GENDER; SINGULAR, PLURAL. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural.

         26.7 BINDING EFFECT. The covenants and agreement contained in this Lease shall be binding on the parties hereto and on their respective successors and assigns to the extent this Lease is assignable.

         26.8 WAIVER. The waiver by Landlord of any breach of any term, condition or covenant of this Lease shall not be deemed to be a waiver os such provision or any subsequent breach of the same or any other term, condition or covenant of this Lease. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach at the time of acceptance of such payment. No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord.

         26.9 ENTIRE AGREEMENT. This Lease is the entire agreement between the parties, and there are no agreements or representations between the parties except as expressed herein. Except as otherwise provided herein, no subsequent change or addition to this Lease shall be binding unless in writing and signed by the parties hereto.

         26.10 AUTHORITY. If Tenant is a corporation or a partnership, each individual executing this Lease on behalf of said corporation or partnership, as the case may be, represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said entity in accordance with its corporate bylaws, statement of partnership or certificate of limited partnership, as the case may be, and that this Lease is binding upon said entity in accordance with its terms. Landlord, at its option, may require a copy of such written authorization to enter into this Lease. The failure of Tenant to deliver the same to Landlord within seven (7) days of Landlord's request therefore shall be deemed a default under this Lease.

         26.11 RECORDING. Neither party shall record this Lease nor a short form memorandum thereof.

         26.12 FORCE MAJEURE. Any construction, repairs or rebuilding of any building, improvement or other structure herein shall be excused or postponed for the duration of delay occasioned by the other party (including, without limitations, delays caused by change orders requested or required by Tenant and delays in Tenant's approval of Plans and Specifications), strikes, threats of strikes, blackouts, war, threats of war, acts of God, violent action of the elements, fire, act or regulations of or obtaining of any necessary permits or approvals from any governmental authority, impossibility of obtaining materials or energy, earthquakes, or other matters beyond the reasonable control of the obligated party.

         26.13 SUBSTITUTED PREMISES. Upon providing Tenant sixty (60) days' notice in writing, Landlord reserves the right during the term of the Lease, at its sole cost, to substitute for the Premises a comparable area within the Building or Project. The substituted area shall have substantially equivalent area, location and interior improvements as the Premises and thereupon such other area shall be deemed to be the premises governed by this Lease. If the substituted area is smaller than the Premises, the Monthly Base Rent, Security Deposit and Tenant's Percentage specified in this Lease shall be adjusted proportionately.

         26.14 HOLDING OVER. If Tenant remains in possession of all or any part of the Premises after the expiration of the Term, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only and not a renewal hereof or any extension for any further term, and in such case, Monthly Base Rent shall be payable at a rate equal to one hundred fifty percent (150%) of the Monthly Base Rent in effect at the time of expiration, and such month-to-month tenancy shall be subject to every other term, covenant and agreement of this Lease.

         26.15 QUIET ENJOYMENT. Landlord covenants that Tenant, upon performing the terms, conditions and covenants of this Lease, shall have quiet and peaceful possession of the Premises as against any person claiming the same by, through or under Landlord.

         26.16 LIMITATION OF RECOURSE. Each of the obligations of any Partner of Landlord under this Lease and the agreements related thereto is hereby expressly limited so that in the event any action is brought to enforce any obligations reflected herein, any judgment or decree so obtained shall be enforceable only against the assets of the Partnership, and the interest of each partner in such Partnership, and no writ of execution shall be levied against any other assets of any Partner of Landlord.

27.      ACCEPTANCE.

         Delivery of this Lease, duly executed by Tenant, constitutes an offer to lease the Premises, and under no circumstances shall such delivery be deemed to create an option or reservation to lease the Premises for the benefit of Tenant. This Lease shall only become effective and binding upon approval by Holder, execution hereof by Landlord and delivery of a signed copy to Tenant.

28.      LANDLORD'S CONDITION.

         Notwithstanding any other provision hereof, this Lease and Landlord's obligation to lease the Premises to Tenant shall be subject to the condition precedent that Landlord's lender shall approve this Lease within ten (10) fifteen (15) days from the date of its full execution. If Landlord's lender fails to so approve this Lease, Landlord shall have the right, upon notice to Tenant to terminate this Lease, and, if so terminated, the parties' rights and obligations hereunder shall be discharged.

29.      BROKERS.

         Landlord and Tenant warrant and represent, each to the other, that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease except for the broker(s) named in Section 1.17 and that they know of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease. Tenant agrees to defend, indemnify and hold harmless Landlord and its agents, partners, officers and employees from and against any and all liabilities or expenses, including attorneys' fees and costs, arising out of or in connection with claims made by any other broker or individual for commissions or fees resulting from Tenant's execution of this Lease.

30.      OPTION TO EXTEND

         Landlord grants Tenant one option to extend the Term of the Lease, for one five-year period (the "Extension Term"), on all the provisions contained in the Lease, subject to the following terms, conditions and exceptions:

Tenant shall notify Landlord in writing of Tenant's exercise of said option at least twelve (12) months, prior to the expiration of the Term then in effect.

Tenant shall pay to Landlord during the Extension Term Monthly Base Rent equal to the Fair Market Rental Value (as that term is hereinafter defined) of the Premises as of the commencement of the Extension Term. The term Fair Market Rental Value shall mean the prevailing market rental rate (determined by actual transaction for new leases) for properties similar to the Premises located within the Harbor Bay Business and Research Park. For the purposes hereof, the fair market rental value of the premises shall be the monthly rental rate per square foot of rentable area then prevailing for comparable office tech space including standard office improvements in the Harbor Bay project site, that is then being offered for lease to prospective tenants, multiplied by the rentable area of the premises. If Tenant in good faith disputes Landlord's determination of fair market rental value, Tenant shall so notify Landlord and the parties shall negotiate in good faith to resolve the dispute. If such dispute is not resolved by negotiations between the parties within 30 days, then fair market rental value shall be determined by appraisal. Tenant shall pay monthly Base Rent when due based upon Landlord's determination of fair market rental value, subject to retroactive adjustment between the parties if the determination by appraisal is different from Landlord's determination.

When fair market rental value is to be determined by appraisal, within ten (10) days after the expiration of the 30-day negotiation period, Landlord and Tenant shall each appoint as an appraiser, a real estate appraiser or broker with at least five (5) years of experience in appraising commercial real property in Alameda County, and give notice of such appointment to the other. If either Landlord or Tenant shall fail to appoint an appraiser within ten (10) days after receiving notice of the identity of the other party's appointed appraiser, then the single appraiser appointed shall be the sole appraiser and determine the fair market value of the premises. In the event each party appoints an appraiser, such appraisers shall, within thirty (30) days after the appointment of the last of them to be appointed, complete their determination of fair market rental value and furnish the same to Landlord and Tenant. If the low appraisal varies from the higher appraisal by 5% or less, the fair market rental value shall be the average of the two valuations. If the low appraisal varies from the high appraisal by more than 5%, the two appraisers shall, within ten (10) days after submission of the last appraisal report, appoint a third appraiser who shall meet the qualifications set forth in this paragraph. If the two appraisers shall be unable to agree on the selection of a third appraiser in a timely manner then either Landlord or Tenant may request such appointment by the presiding judge of the Superior Court of Alameda County. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for or against either party. Such third appraiser shall, within 30 days after appointment, make a determination of fair market rental value and submit an appraisal report to Landlord and Tenant. The fair market rental value of the premises shall be as determined by the third appraiser, unless it is less than the valuation set forth in the lower appraisal previously obtained, in which case the valuation set forth in the lower prior appraisal shall be controlling, or unless it is greater than the valuation set forth in the higher appraisal previously obtained, in which case the valuation set forth in the higher prior appraisal shall be controlling. All fees and costs incurred in connection with the determination of fair market rental value by appraisal shall be paid one-half by Landlord and one-half by Tenant. Prior to the commencement of an option period, Tenant and Landlord shall execute an amendment to this Leasing setting forth the option period and revised monthly Base Rent amounts.

31.      ADA CODE COMPLIANCE

         The Premises, to the best of Landlord's knowledge, is substantially in compliance with the Americans with Disabilities Act. If, following lease commencement, any Tenant alterations of Tenant's specific use of the Premises trigger additional code compliance, then Tenant shall be solely responsible for any costs associated with same (assuming Tenant proceeds with its proposed alterations). If, during Tenant's Lease Term, a new law or ordinance is established, in regard to the Americans with Disabilities Act, requiring compliance, and not triggered by Tenant's alterations or specific use, then any costs to comply with said new law or ordinance shall be borne by Landlord. Landlord reserves the right to make alterations only as required by law, within the time limits imposed by said new law or ordinance.

32.      ASCEND TERMINATION

         Landlord and Tenant understand and agree that this Lease and the Ascend Termination Agreement attached hereto as Exhibit G must be signed by both parties (UT Starcom and Ascend Communications) simultaneously to be valid and accepted by Landlord for execution.

33.      ITEMS EXCLUDED FROM OPERATING EXPENSES AND TAXES

1. Leasing commissions, attorneys' fees, costs, disbursements and other expenses incurred in connection with negotiations or disputes with Tenants or leasing, renovating or improving space for Tenants or other occupant or prospective Tenants or the occupants of the Building.

2. Costs, including permits, licenses and inspection fees incurred in renovating or otherwise improving or decorating, painting or redecorating vacant space or space for Tenants or other occupants.

3. Landlord's cost of any service sold to Tenant's or other occupants for which Landlord is entitled to be reimbursed as an additional charge or rental over and above the basic rent and escalations payable under the Lease with that Tenant or other occupant.

4. Costs incurred by Landlord for alterations or additions that are considered capital improvements and replacements under generally accepted accounting principles, capital repairs, capital equipment and capital tools, except those capital items required by a governmental authority or items that result in a reduction of the Operating Expenses.

5. Any depreciation and amortization on the building.

6. Costs incurred due to violation by Landlord of any of the terms and conditions of this Lease or any other Lease relating to the Building.

7. Overhead and profit increments paid to subsidiaries affiliates of Landlord for management or other services on or to the building or for supplies or other materials to the extent that the cost of the services, supplies or materials exceed the cost that would have been paid had the services, supplies or materials been provided by unaffiliated parties on a competitive basis.

8. Interest on debt or amortization payments or increases in interest or debt on any mortgages and rental under any ground or underlying lease or changes in deeds of trust or any other debt for borrowed money.

9. Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord.

10. Rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature, except equipment used in providing janitorial services that is not affixed to any building in the complex.

11. Advertising and promotional expenditure except those costs involved with the maintenance and repair of the complex signage.

12. Repairs and other work occasioned by fire, windstorm or other casualty of an insurable nature to the extent that the costs are paid by insurance or condemnation proceeds.

13. Costs incurred in operating the parking facilities for the building except repair and maintenance of the parking areas.

14. Any costs, fines or penalties incurred due to violations by Lessor of any governmental rule or authority.

15. Management costs unless they are included in the computation for the expense base year and so long as they are considered reasonable for like projects within the Harbor Bay Business Park.

16. Costs for sculpture, paintings or other objects of art.

17. Wages, salaries or other compensation paid to any executive employee above the grade of building manager shall be limited to Landlord's general overhead not to exceed ten percent (10%) of any such expense.

18. The cost of correcting any code violations, including environmental issues, which were violations prior to the commencement of the term.

19. Any other expense that, under generally accepted accounting principles and practice, would not be considered a normal maintenance or operating expense, except those capital costs which result in a reduction of Operating Expenses or which are required by governmental authority.

34.      EXHIBITS.

All exhibits, amendments, riders and addenda attached hereto are hereby incorporated within this Lease.

              EXHIBIT A      The Premises and Building Plan
              EXHIBIT B      Tenant Improvement Specifications
              EXHIBIT C      Commencement Date Memorandum
              EXHIBIT D      Rules & Regulations
              EXHIBIT E      Tenant Sign Design Guidelines
              EXHIBIT F      Ascend Termination Agreement

This Lease is effective as of the date the last signatory necessary to execute the Lease. shall have executed this Lease.


LANDLORD                             TENANT


TECH CENTER PARTNERS
REDDING MANAGEMENT INC. AS AGENT          /s/ E.A. Supplee Jr.
                                     ------------------------------

By: /s/ [Illegible]                  By:     E.A. SUPPLEE JR.
   ---------------------                -----------------------------
Its:   CFO                           Its:   VP
   ---------------------                -----------------------------


By:                                  By:
   ---------------------                -----------------------------
Its:                                 Its:
   ---------------------                -----------------------------
Dated                                Dated    1/14/98
   ---------------------                -----------------------------

                     EXHIBIT A - PREMISES AND BUILDING PLAN







                               [FLOOR PLAN IMAGE]

                     EXHIBIT A - PREMISES AND BUILDING PLAN



                            [CLOSE UP DESCRIPTION OF
                               FLOOR PLAN IMAGE - A]

                     EXHIBIT A - PREMISES AND BUILDING PLAN







                             [CLOSE UP DESCRIPTION OF
                               FLOOR PLAN IMAGE - B]

                                    EXHIBIT B

                        TENANT IMPROVEMENT SPECIFICATIONS

Landlord shall provide the following tenant improvements to the Premises. Landlord and Tenant understand and agree that the only work Landlord is required to complete PRIOR TO THE LEASE COMMENCEMENT is re-painting the currently unoccupied area. The remainder of the work will be provided in a timely fashion, taking into consideration the City of Alameda permit approval processing time requirements.

1) Re-paint all existing painted areas with one coat of paint to match currently occupied portions of Premises. Cross-hatched areas on Exhibit A will not be painted per Tenant's request

2) Provide wall/door modifications per Exhibit A. Details of modification are listed on Exhibit A. Landlord shall have the option to re-use existing inventory of doors stored in warehouse. Carpet shall be patched and new walls shall be given two coats of paint.

3) Landlord shall provide a reasonable alternative to the current air supply in the southwest corner office. Landlord shall not be required to spend more than Five Thousand and no/100 Dollars ($5,000.00) for this alternative.

4) Landlord shall provide all architectural drawings required by the City of Alameda as well as provide for the total cost of the construction permit.

                                   SCHEDULE A
                                       TO
                                    EXHIBIT B


         APPROVED WORKING DRAWINGS AND SPECIFICATIONS ("PLANS")

To become a material part of this Lease when completed and signed by Landlord and Tenant.

                                    EXHIBIT C
                          COMMENCEMENT DATE MEMORANDUM

         This Acknowledgement is made as of ____________________with reference to that certain lease Agreement (hereinafter referred to as the "Lease") dated __________________ by and between TECH CENTER PARTNERS, a California General Partnership ("Landlord") and _______________________ _______________________________________________________________("Tenant").

         The undersigned hereby confirms the following:

         1. That the Tenant accepted possession of the Premises (as described in said Lease) on _________________________, and acknowledges that the Premises are as represented by Landlord and in good order, condition and repair; and that the improvements, if any, required to be constructed for Tenant by Landlord under this Lease have been so constructed and are satisfactorily completed in all respects, excepting, if applicable, minor punch-list items.

         2. That all conditions of said Lease have been satisfied and that Landlord has fulfilled all of its obligations.

         3. That in accordance with the provisions of Section 3 of said Lease, the Commencement Date of the Term is ____________________ and that, unless sooner terminated, the original Term thereof expires on
______________________.

         4. That said Lease is in full force and effect and that the same represents the entire agreement between Landlord and Tenant concerning said Lease.

         5. That there are no existing defenses which Tenant has against the enforcement of said Lease by Landlord, and no offsets or credits against rentals.

         6. That the minimum rental obligation of said Lease is presently in effect, including all rentals, charges and other obligations on the part of Tenant under said Lease.

         7. That the undersigned Tenant has not made any prior assignment, hypothecation or pledge of said Lease or of the rents thereunder.

TENANT:

By
   --------------------------------------
         Signature

   --------------------------------------
         Name:  Please Print

   --------------------------------------
         Title

                                    EXHIBIT D

                 LANDLORD'S RULES AND REGULATIONS (OFFICE/FLEX)

                            HARBOR BAY BUSINESS PARK

1. SIGNS

     No sign, placard, picture, advertisement, curtain, shade or window covering, name or notice shall be installed on any part of the outside or inside of the building without the prior written consent of Landlord. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at Tenant's expense by a person chosen or approved by Landlord.

2. WINDOW TREATMENTS

     No curtain, blind, shade, screen, awning, hanging plant or window covering or other object shall be installed or displayed on any part of the inside or outside of the building without prior written consent of Landlord. If Landlord object in writing to any such installation, tenant shall immediately discontinue such use and remove the item at Tenant's sole cost. Tenant shall not place anything against or near glass partitions or doors or windows which in the opinion of Landlord appear unsightly from outside the Premises.

3. CLEANING

     A. Cleaning and janitorial services for the Premises may be provided by either Tenant, Tenant's janitorial contractor, or Landlord.

     B. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises or the Building or the Parcel upon which the Building is located.

4. SECURITY

     A. Landlord shall not in any way be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage to any Tenant's property by janitor or any other person, including maintenance personnel.

     B. Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Premises without permission of Landlord, which shall not be unreasonably withheld. Locks installed by Tenant shall be subordinate to the Building master key for fire protection. Tenant, upon termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant.

     C. Tenant shall close and lock the doors of Premises and entirely shut off all water faucets or other water apparatus, and electricity, gas or air outlets before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule. Tenant assumes any and all responsibility for protecting Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

     D. Canvassing, soliciting and distribution of handbills or any other written materials, and peddling in the Building are prohibited, and each Tenant shall cooperate to prevent same.

     E. Landlord reserve the right to exclude or expel from the Building any person who, in Landlord's judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Building.

     F. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency. Tenant will observe all posted No Smoking Areas.

5. USE OF PREMISES

     A. Without Landlord approval, Tenant shall not use or keep in the Premises any kerosene, gasoline or other inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations.

     B. No animals may be kept within or brought onto the Premises.

     C. Tenant shall not use the Premises for any business or activity other than that specifically provided for in Tenant's Lease.

     D. Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof. Landlord reserves the right to direct where and how telephone and telecommunications wires, cables, conductors and conduit are to be introduced to the Premises. Tenant shall not cut or bore holes for wires and cables. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

     E. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

     F. The Premises shall not be used for any improper, immoral or objectionable purpose. No cooking shall be done or permitted by Tenant in the Premises, except in a facility designed therefore and approved by Landlord. However, use by Tenant of Underwriters' Laboratory-approved equipment for brewing coffee, soup, tea, hot chocolate and similar beverages shall be permitted, provided that such equipment and use are in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations. Outdoor cooking for social or business entertainment shall be prohibited unless approved by Landlord in advance and Tenant is adequately insured and in compliance to fire codes and other applicable governmental regulations.

6. DELIVERIES/SHIPMENTS

     A. Tenant shall be responsible for all damage to Building or Premises caused by Tenant in any delivery activity.

     B. Delivery trucks to Premises, or goods and equipment dropped off by delivery trucks, shall not block parking spaces or ingress or egress by other vehicles in Common Area.


7. FLOOR LOADING

     Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight.

8. MECHANICAL EQUIPMENT, HVAC, ENERGY USE

     A. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building, shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration.

     B. Tenant shall not use any method of heating or air conditioning other than that supplied or approved by Landlord, or expressly permitted or required under the Lease.

9. PARKING

     A. Tenant shall not obstruct any sidewalks, bike paths, parking areas, halls, passages, exits, entrances, elevators, or stairways of the Building. The halls, passages, exits, entrances, any elevators, and stairways are not open to the general public. Landlord shall in all cases retain the right to control and prevent access thereto for all persons whose presence, in the judgment of Landlord, would be prejudicial to the safety, character, reputation and interest of the Building and its Tenants provided that nothing herein contained shall be construed to prevent such access to persons with whom any Tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal or disruptive activities or unreasonably interfere with the use or occupancy of the Building by Landlord or Tenants. No Tenant and no employee or invitee of any Tenant shall go upon the roof of the Building.

     B. Tenant's non-exclusive right to use parking spaces within the parking facilities located within the parcel on which the Building is located shall be subject to such Rules and Regulations as Landlord may, from time to time, establish.

     C. Landlord may restrict certain portions or spaces within the parking area for the exclusive use of one or more Tenants of the Building, and may designate other areas to be used at large only by licensees, customers and invitees of tenants of the Building.

     D. Landlord shall have the right to require employees of Tenant to display identification badges, stickers or other markings at a place visible from the exterior of all vehicles using such parking spaces, in order to ensure that only authorized persons are using the parking areas, or designated portions thereof. At Landlord's request, Tenant shall supply Landlord with a list of all license plates of its employees who are authorized to park in the parking area.

     E. Landlord shall have the right to remove any vehicle not parked within a marked parking space, or parked in violation of any of Landlord's Rules and Regulations. In the event any vehicle so removed has been parked by an employee of Tenant, Tenant agrees to reimburse Landlord, upon demand, for the cost of such removal and any storage charges.

     F. Landlord reserves the right to designate certain parking spaces for use only by compact or small cars and all vehicles shall be parked within the lines marked upon the pavement delineating parking spaces.

     G. Parking areas shall be used solely for the parking of automobiles, motorcycles, motor driven or non-motor driven bicycles, and four-wheeled trucks or automobile sized trailers.

     H. Tenant and its employees shall observe all directional and other signs placed on or adjacent to the parking areas designating means of ingress or egress, or limiting driveways for ingress or egress of particular types of vehicles.

10. MISCELLANEOUS

     A. Landlord reserves the right, exercisable with reasonable notice and without liability to Tenant, to change the name and street address of the Building.

     B. Tenant shall not install any telephone, telecommunications, satellite, microwave, radio or television antenna, dish, wire, loudspeaker or other device on the roof or exterior walls of the

Building. Tenant shall not interfere with telephone, telecommunications, satellite, video conferencing, microwave, radio or television broadcasting from, or reception in, the Building or elsewhere within the Business Park.

     C. Without the written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

     D. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a continuous waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

     E. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of Tenant's Lease of Premises in the Building.

     F. Landlord reserves the right to make such other reasonable Rules and Regulations as, in its judgment, may from time to time be needed or appropriate for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations, hereinabove stated, and any additional Rules and Regulations which are adopted.

     G. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.

                                    EXHIBIT E
                                   TENANT SIGN
                                DESIGN GUIDELINES





                              (SIGN LOCATION MAP)




                                  SIGN LOCATION

                           (SUITE SIGN LOCATION MAP)

                                   SUITE SIGN

                          (TENANT SIGN LOCATION MAP)







                                   TENANT SIGN

                       (EXTERIOR DIRECTORY LOCATION MAP)







                               EXTERIOR DIRECTORY

                                    EXHIBIT F
                          Ascend Termination Agreement


                              TERMINATION AGREEMENT

         This Termination Agreement is made this ___ day of _____________, 1998 by and between TECH CENTER PARTNERS, a California general partnership (hereinafter referred to as "Landlord"), and ASCEND COMMUNICATIONS, INC., a Delaware corporation (hereinafter referred to as "Tenant").

                                   WITNESSETH:

         WHEREAS Landlord and Tenant entered into a Lease dated August 8, 1991 for the premises described as follow: a portion of 1275 Harbor Bay Parkway, Alameda, California, hereinafter referred to as the "Lease" for a term of five
(5) years commencing on December 16, 1991, upon the terms and conditions set forth in said Lease; and

         WHEREAS Landlord and Tenant entered into a First Addendum to Lease dated August 8, 1991, whereby giving the Tenant an option to expand into the entire building known as 1275 Harbor Bay Parkway, a set tenant improvement allowance for said expansion, and an option to extend the Lease; and

         WHEREAS Landlord and Tenant entered into a Second Addendum to Lease dated February 25, 1994 whereby exercising Tenants option to expand into the entire 1275 Harbor Bay Parkway building, extending the Lease to terminate on November 30, 2000 and allowing the Tenant an option to cancel the Lease Agreement on May 31, 1998; and

         WHEREAS Landlord and Tenant entered into a Third Addendum to Lease dated June 20, 1994 whereby outlining the Tenant's tenant improvement allowance amortization; and

         WHEREAS, the parties desire to cancel and terminate said Lease upon the terms and conditions herein provided:

1. SURRENDER: Tenant will surrender possession of the premises described in the Lease to Landlord and Landlord will accept the surrender thereof, on January 15, 1998, and the said Lease shall be and the same will be, canceled and terminated as of that date.

2. CONSIDERATION: For and in consideration of the foregoing surrender and acceptance and cancellation of the Lease, Tenant shall make a payment in the amount of Thirty Nine Thousand Three Hundred Thirty-Nine and no/100 Dollars ($39,339.00) to Landlord upon Tenant's signing of this Termination Agreement.

3. SECURITY DEPOSIT/LAST MONTH'S RENT: Tenant has paid full Base Rent through the termination date of January 15, 1998. In addition, Tenant has paid Base Rent in the amount of $19,997.96 for the dates of January 16, 1998 through January 31, 1998. Landlord and Tenant understand and agree that the full January Base Rent amount of $39,995.92 shall be credited

                                    EXHIBIT F
                          Ascend Termination Agreement


toward the final termination consideration so long as the date of termination remains January 15, 1998. Landlord has no security deposit held for Tenant.

4. UT STARCOM RENT: Landlord and Tenant understand and agree that, in addition to the Consideration paid to Landlord by Tenant, Tenant shall also forward the rent paid to Tenant by UT Starcom for January 1, 1998 through January 14, 1998. This amount of $5,994.39 shall be paid at termination by Tenant to Landlord.

5. UTILITIES: Landlord and Tenant understand and agree that any change of responsible parties' names for the payment of utilities serving the premises shall be the responsibility of Tenant.

6. RELEASE: The respective parties hereby agree that the Lease is hereby terminated as of the date hereof and that each party is relieved from any and all rights and responsibilities set forth in said Lease.

7. UT STARCOM LEASE: This Termination Agreement shall only be considered binding and valid upon its full execution by Landlord and Tenant and upon the full execution of the UT Starcom lease.

8. ENTIRE AGREEMENT: This Termination Agreement constitutes the entire agreement between the parties relating to the matters discussed herein and supersedes any and all oral discussions and/or written correspondence or agreement between the parties.

LANDLORD:                                  TENANT:
TECH CENTER PARTNERS                       ASCEND COMMUNICATIONS, INC.
a California general partnership           a Delaware corporation

By:                                        By:
   -------------------------                   -----------------------------

Title:                                     Title:
   -------------------------                   -----------------------------

By:                                        By:
   -------------------------                   -----------------------------

Title:                                     Title:
   -------------------------                   -----------------------------

                                     [LOGO]


                              ESTOPPEL CERTIFICATE


LESSEE:       UT STARCOM, INC. A DELAWARE CORPORATION


Tech Center Partners, a California
General Partnership
and its successors and assigns

Re: Lease of space at 1275 Harbor Bay Parkway, Suite C-100, Alameda, California, By and between UT Starcom, Inc., a Delaware Corporation, as Tenant ("Lessee") And Tech Center Partners, as Landlord ("Lessor")

Ladies/Gentlemen:

Lessee understands that Financial Institutional Partners Mortgage Company ("Lender") may be making a loan, the repayment of which would be secured by a deed of trust (the "Deed of Trust") on the above-referenced building (the "Building") and an assignment of the Lease, and that Lender will be relying upon this letter in connection with such loan. Therefore, with respect to the Lease, Lessee hereby certifies to and agrees with Lessor and Lender as follows:

1. A complete, true and accurate copy of the Lease and all amendments or modifications thereto is attached hereto as Exhibit A.

2. The Lease is in good standing and in full force and effect and has not been modified or amended, except as follows: NA

3. Lessee has accepted the premises demised under the Lease ("Premises"), and Lessor has completed all requirements under the terms of the Lease to be completed by Lessor.

4. The Premises is comprised of 25,576 square feet of space [located on the Ground floor of the Building] [comprising the entire Building].

5. The term of the Lease commenced on January 15, 1998 and will terminate on January 14, 2003 Lessee has no options to renew or extend the term of the Lease except as follows: Option to extend for one five-year period at fair market value.

6. Lessee has paid Lessor a security deposit under the Lease in the amount of $38,806.40. (Lessee agrees that Lender shall have no responsibility or liability for any security deposit, except to the extent such security deposit has been actually received by Lender).

7. (a) Base monthly rent under the Lease is $32,723.28, and is adjusted as follows: January 15, 2000 = $34,527.60, January 15, 2002 = $35,806.40
         Base monthly rent in the amount of $32,723.28 has been paid through and including March 31, 1999.

         (b) Percentage rent is payable under the Lease as follows: NA, and has been paid through and including __________________________.

         (c) In addition to base monthly rent and percentage rent, the Lease provides for Lessee to pay its proportionate share of property taxes, insurance premiums, and common area expenses, all as defined in the Lease, incurred by Lessor. Lessee's proportionate share of such expenses is 36.40 percent.

8. There are no defaults of Lessor under the Lease nor any existing conditions which upon the giving of notice or lapse of time or both would constitute a default by Lessor under the Lease except as follows:
         ____________________________.

9. Lessee has not received any rental concession which is presently in effect or will in the future be in effect in connection with renting the Premises and there are no offsets or credits against the payment of rent due under the Lease, except as follows: _________________________
         ____________________________________.

10. Lessee has no options or rights of first offer or refusal with respect to renting additional space or acquiring any additional interest in the Building, except as follows: None.

11. Lessee has no notice of any prior assignment, hypothecation or pledge of the Lease or the rents due thereunder.

12. From the date hereof until the Deed of Trust is reconveyed, the Lessee will not consent to or enter into any modification or termination of the Lease without the prior written consent of Lender.

13. From the date hereof until the Deed of Trust is reconveyed, in the event of a default by Lessor under the Lease, Lessee shall give prompt written notice thereof to Lender at the address set forth above and Lender shall have the right (but not the obligation) to cure any default of Lessor under the Lease (the cure period to include such time as may be required for Lender to cure the default, including taking possession of the Building, by foreclosure, through deed in lieu of foreclosure or otherwise). Lessee shall accept such cure by Lender as that of Lessor under the Lease and, if Lender elects to cure said default and prosecutes such cure to completion as herein provided, and Lessee will not exercise any right or remedy under the Lease upon a default by Lessor.

14. Lender (and any successor or assign of Lender) shall not be (i) liable for any act or omission of Lessor or any predecessor-in-interest, (ii) subject to any offsets, counterclaims or defenses which Lessee may have against Lessor or any predecessor-in-interest, (iii) liable for any security deposit or payment of rent (for more than one (1) month in advance of the date due under the Lease) made by Lessee to Lessor or predecessor-in-interest, except to the extent actually received by Lender or (iv) obligated to expand the Project, construct additional improvements or otherwise expend funds which are capital in nature except for items of ordinary maintenance and repair.

15. Upon foreclosure under the Deed of Trust, or deed-in-lieu thereof, Lessee shall attorn to Lender or any other purchaser or transferee at foreclosure or deed-in-lieu thereof and recognize such party as landlord under the Lease and, so long as Tenant is not in default in the payment or performance of any of the terms, covenants or conditions of the Lease, (a) Tenant's possession of the Premises shall not be interfered with by Lender, and (b) Lender will not join Tenant in any action or proceeding foreclosing the Deed of Trust unless such joinder is necessary to foreclose the Deed of Trust and then only for such purpose and not for the purpose of terminating the Lease.

16. Notwithstanding any term of the Lease, upon foreclosure of the Deed of Trust or acceptance of a deed in lieu thereof or other similar transfer, any environmental/hazardous materials indemnity and/or reimbursement provisions under the Lease shall not be applicable to, or enforceable against, Lender, any successor in interest to or assigns of Lender and/or any purchaser at foreclosure and any transferee thereof.

Dated:   April 9         , 1999.
       ------------------

-----------------------------

------------------------------



By   /s/ RUSSELL BOLTWOOD
  --------------------------------

Its: HR Director/Corporate Counsel
    --------------------------------








                                        3